Exhibit 10.11B

SEVERANCE AGREEMENT

This Severance Agreement is made as of 11/19/2008, by and between Masergy Communications, Inc., a Delaware corporation (the “Company”) and SCOTT STRICKLIN (“Employee”);

WHEREAS, the Company wishes to encourage Employee’s continued service and dedication in the performance of Employee’s duties; and

WHEREAS, in order to induce Employee to remain in the employ of the Company, and in consideration for Employee’s continued service to the Company, the Company agrees that Employee shall receive the benefits set forth in this Agreement in the event that Employee’s employment with the Company is terminated in the circumstances described herein.

In consideration of the mutual promises and other consideration set forth herein, the Company and Employee hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Company is a party occurring after the date hereof:

(i) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same relative proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

“Involuntary Termination” shall mean the termination of Employee’s service to the Company by reason of:

(i) Employee’s involuntary dismissal or discharge by the Company for reasons other than for Misconduct, or

(ii) Employee’s resignation following (A) a change in Employee’s position with the Company (or an affiliate of the Company then employing Employee) which materially reduces Employee’s duties and responsibilities; provided, however, neither a change or reduction in Employee’s title nor a change or reduction in the level of management to which Employee reports shall, in itself, constitute a material reduction in Employee’s duties and responsibilities, (B) a reduction in Employee’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based incentive programs) or (C) a relocation of such Employee’s place of employment by more than fifty (50) miles (each such event, a

“Change”), provided and only if such Change is effected by the Company without Employee’s consent. In case of such Change, Employee shall give notice of the Change that is the reason for Employee’s resignation to the Company within thirty (30) days of its occurrence and allow the Company thirty (30) days to remedy such Change prior to the Company making the payments hereunder; provided, however, that the Company shall provide prompt written notice to the Employee if the Company will be unable to or will not remedy such Change in which event the period for the Company to remedy the Change shall be deemed to have expired.

“Misconduct” shall mean commission of any act of fraud, embezzlement or dishonesty by the Employee, any unauthorized use or disclosure by Employee of confidential information or trade secrets of the Company (or any affiliate of the Company), or any other intentional misconduct by Employee adversely affecting the business or affairs of the Company (or any affiliate of the Company) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any affiliate of the Company) may consider as grounds for the dismissal or discharge of Employee or any other individual.

2. Continuation of Wages; Bonuses. In the event of an Involuntary Termination within the first twelve (12) months after the date of the closing of a Corporate Transaction (a “Qualified Termination”), the Company shall pay Employee an aggregate amount (the “Severance Payment”) equal to Twelve (12) months of Employee’s then current annual salary multiplied by 150% less statutory deductions and withholdings. In addition, in the Event of a Qualified Termination, the Company shall pay Employee any unpaid bonuses or commissions deemed earned by Employee up to the date of the Qualified Termination based on actual Company and/or individual performance compared to predefined objectives (for unpaid annual bonuses, in a proportional amount based on the number of months of Employee’s service for such fiscal year to the date of the Qualified Termination) (the “Earned Variable Compensation”, and together with the Severance Payment, the “Severance”). The Severance shall be paid to Employee by the Company either (a) in a lump sum within fifteen (15) days after the “Effective Date” of the General Release attached hereto as Exhibit A (as defined therein) or (b) in equal amounts over Twelve (12) months in accordance with the Company’s normal payroll practices and dates, with the choice of (a) or (b) being at the Company’s or its successor’s sole discretion.

3. COBRA Coverage. In the event of a Qualified Termination, the Company will pay for COBRA coverage during the Twelve (12) months immediately following the date of the Qualified Termination (unless Employee is not eligible or becomes ineligible for COBRA continuation coverage, or forfeits severance benefits pursuant to the terms of this Agreement) following the Employee’s election of COBRA health care continuation coverage (generally beginning as of the first day of the first month following the month in which Employee is designated as terminated on the Company’s (or its successor’s) payroll system) on the same basis as for active employees under the group medical plan. This provision shall not extend the period for which any Employee is eligible for COBRA continuation coverage.

4. Release of Claims. The Company’s obligation to provide Employee with the Severance and other benefits hereunder is contingent upon the execution by Employee of a satisfactory release of any and all claims, demands, and causes of action in favor of the Company, substantially in the form attached hereto as Exhibit A (the “Release”).

5. Return of Property. Upon termination of Employee’s employment with the Company for any reason or at any other time the Company’s request, Employee agrees to immediately return to the Company all equipment, credit cards and other property belonging to the Company. This includes all documents and other information prepared by Employee or on Employee’s behalf or provided to Employee in connection with performing Employee’s duties for the Company, regardless of the form in which such documents or information are maintained or stored, including computer, typed, written, imaged, audio, video, micro-fiche, electronic or any other means of recording or storing documents or other information. Employee may retain a copy of any documents describing any rights or obligations Employee may have after the Termination Date under any employee benefit plan or other agreements.

6. Miscellaneous.

6.1 Notices. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to the Employee, to:

SCOTT STRICKLIN

1608 DELTA DRIVE

ARLINGTON, TX 76012

If to the Company, to:

Masergy Communications, Inc.

2740 North Dallas Parkway

Suite 260

Plano, Texas 75093

Fax: (214) 442-5755

Attn: Human Resources Director

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 6.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 6.1, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 6.1, be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

6.2 Recovery of Attorney’s Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party’s reasonable costs and reasonable attorney’s fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

6.3 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company’s successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

6.4 No Assignment; Binding Effect. This Agreement shall inure to the benefit of any successors or assigns of the Company. Employee shall not be entitled to assign his obligations under this Agreement.

6.5 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

6.6 Integration and Modification. This Agreement contains the full agreement between the parties regarding the subject matters covered herein and supersedes any prior written or oral agreements. This Agreement may be modified only by a written agreement signed by both parties. A delay or failure by the Company to exercise any right that is the subject of this Agreement will not be construed as a waiver of that right. A waiver of a breach on any one occasion will not be construed as a waiver of any other breach.

6.7 Severability. The Company and Employee intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, the Company and Employee intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

6.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

6.9 Jurisdiction. With respect to any suit, action, or other proceeding arising from (or relating to) this Agreement, the Company and Employee hereby irrevocably agree to the exclusive personal jurisdiction and venue of the United States District Court for the Eastern District of Texas (and any Texas State Court within Collin County, Texas).

6.10 Conflict Waiver. Each of the parties to this Agreement understands that Patton Boggs LLP is serving as counsel to the Company in connection with the transactions contemplated hereby and is not representing the Employee, and that discussion of such transactions with Employee, if any, could be construed to create a conflict of interest. By executing this Agreement, the parties hereto acknowledge the potential conflict of interest and waive the right to claim any conflict of interest at a later date. Furthermore, by executing this Agreement, the parties acknowledge that if a conflict of interest exists and any litigation arises between Employee and the Company, Patton Boggs LLP may represent the Company. Employee represents and warrants that he has had the opportunity to seek independent counsel in his review of this and all related agreements and that he is not relying on Patton Boggs LLP for any legal, tax or other advice relating to such agreements.

6.11 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE TO SEVERANCE AGREEMENT FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

MASERGY COMMUNICATIONS, INC.

By:	/s/ Robert E. Bodnar
Name:	Robert E. Bodnar
Title:	Senior Vice President & CFO

EMPLOYEE

/s/ Scott Stricklin
SCOTT STRICKLIN

SIGNATURE PAGE TO MASERGY COMMUNICATIONS, INC. SEVERANCE AGREEMENT

EXHIBIT A

GENERAL RELEASE

In consideration of certain severance payments by Masergy Communications, Inc., a Delaware corporation (hereafter for “Company”), as set forth in the Severance Agreement dated as of 11/19/2008 (the “Severance Agreement”) and other consideration set forth therein, I, SCOTT STRICKLIN, hereby execute the following General Release (“Release”) and hereby agree as follows related to my prior employment by the Company or its affiliates which is terminated today,                 , 20     (the “Termination Date”, and unless modified by paragraph 7 below, the Termination Date shall be the “Effective Date” of this Release):

1. Payment of Wages. I acknowledge that I have been paid all salary, wages, bonuses, accrued vacation and any and all other compensation and/or benefits owed to me by the Company, other than the severance owed to me pursuant to the Severance Agreement which will be paid to me in accordance with the terms of the Severance Agreement.

2. Release of Claims. In exchange for the consideration provided above, I on behalf of myself and my heirs, family members, executors and assigns, hereby expressly waive, release, acquit and forever discharge the Company and its predecessors, successors, assigns, divisions, subsidiaries, affiliates, parents, officers, directors, executives, managers, supervisors, employees, partners, agents, attorneys and representatives (hereinafter the “Released Parties”), from any and all claims, demands, and causes of action which I have or claim to have, whether known or unknown, of whatever nature, which exist or may exist as of the date of this Release. As used in this paragraph, “claims,” “demands,” and “causes of action” include, but are not limited to, contract claims, equitable claims, fraud claims, tort claims, discrimination claims, harassment claims, retaliation claims, personal injury claims, emotional distress claims, public policy claims, claims for stock options and/or for vesting or accelerated vesting of options or stock, claims for severance pay, vacation pay, debts, accounts, attorneys’ fees, compensatory damages, punitive damages, and/or liquidated damages, and any and all claims arising under the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, or any other federal, state or local statute governing employment, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq., the Older Workers Benefit Protection Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Employee Retirement Income Security Act of 1974, the Texas Commission on Human Rights Act, Texas Labor Code §§ 21.001, et seq., Texas Labor Code §§ 451.001, et seq., the Texas Payday Act, all employment laws of any state in which I have worked during my employment with the Company, or any amendments to the above acts.

3. Release of Claims for Age Discrimination. Without in any way limiting the generality or scope of the above paragraph, I hereby understand and agree to release any and all claims, rights or benefits I may have arising out of or under the Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. § 621, et seq., as amended, the Older Workers Benefit Protection Act, as amended, or any equivalent or comparable provision of federal, state or local law, including, without limitation, the Texas Commission on Human Rights Act and any age discrimination laws of any state in which I have worked during my employment with the Company.

4. Release of Unknown Claims. I expressly understand and agree that this Release includes a waiver and release of unknown claims which exist or may exist as of the date of this Release, and I agree to waive and relinquish any and all rights I have or may have under any statute or other law that requires the knowing waiver of such unknown claims, including without limitation California Civil Code § 1542, which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which, if known by him/her, must have materially affected his/her settlement with the debtor.”

5. Non-Admission of Liability. I understand that nothing in this Release shall constitute or be treated as an admission of any wrongdoing or liability on the part of the Company, and/or the Released Parties.

6. Consultation With an Attorney. I acknowledge that I have been advised to consult with an attorney prior to entering into this Release.

7. Acceptance of Release. If I am forty (40) years of age or older as of the date I sign this Release, (a) I acknowledge that I have 21 days from the termination of my employment to consider this Release and that I may revoke this Release at any time during the first seven days following my execution of this Release by delivering written notice of revocation to HR Department, Masergy Communications, Inc., 2740 North Dallas Parkway, Suite 260, Plano, Texas 75093; (b) I acknowledge that the earliest date I may sign this Release is on my last day of employment; (c) I acknowledge that this Release will become effective, fully enforceable and irrevocable seven days after I sign the Release, provided that I do not exercise my revocation right as indicated above (the date seven days after signing, the “Effective Date”). I represent that if I execute this Release before the 21-day consideration period has passed, I do so voluntarily, and I knowingly and voluntarily waive my option to use the entire 21 days to consider this Release.

8. No Filing of Claims. I represent and warrant that I do not presently have on file, and further represent and warrant to the maximum extent allowed by law that I will not hereafter file, any lawsuits, claims, charges, grievances or complaints against the Company and/or the Released Parties in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or arbitrators, public or private, based upon any actions or omissions by the Company and/or the Released Parties occurring prior to the date of this Release, with the exception of claims brought to challenge the validity of this Release under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act. To the extent that I am still entitled to file any administrative charge with any governmental agency, I hereby release any personal entitlement to reinstatement, back pay, or any other types of damages or injunctive relief in connection with any civil action brought on my behalf after may filing of any administrative charge.

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9. Confidentiality. I agree to keep this Release confidential and not to reveal its contents to anyone except my lawyer, my spouse and/or my financial consultant (and then only after obtaining the agreement of such person to maintain such confidentiality).

10. Non-Disparagement. I agree that I will not disparage or in any way criticize the Company and/or its officers, managers, supervisors, employees, investors, products, services; or technology at any time in the future. Nothing contained in this Section is intended to prevent me from testifying truthfully in any legal proceeding.

11. No Cooperation. I agree that I will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, stockholder or attorney of the Company, unless under a subpoena or other court order to do so or as otherwise authorized by law.

12. Attorneys’ Fees. I understand and agree that in any dispute between me and the Company regarding the terms of this Release and/or any alleged breach thereof, that the prevailing party will be entitled to recover its costs and reasonable attorneys’ fees arising out of such dispute, except that the Company shall not, by virtue of this Release, be entitled to recover its costs or attorney’s fees resulting from challenges to the validity of this Release by me under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act. Nothing in this Release is intended to preclude the Company from recovering attorney’s fees or costs specifically authorized under federal law.

13. Severability. I acknowledge and agree that each agreement and covenant set forth herein constitutes a separate agreement independently supported by good and adequate consideration and that each such agreement shall be severable from the other provisions of this Release and shall survive this Release.

14. Voluntary Agreement. I UNDERSTAND AND AGREE THAT I MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS RELEASE, AND REPRESENT THAT I HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY, AFTER HAVING THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY OWN CHOOSING, WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

[Signature page follows]

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Do not sign this Release before the Termination Date. If you sign this letter before the Termination Date, you will not be entitled to receive the benefits described in the Severance Agreement.

IN WITNESS WHEREOF, I have executed this Release on the date provided below.

Signature:
SCOTT STRICKLIN

Dated:                                                  , 20

Witness:

Print Name:

SIGNATURE PAGE TO GENERAL RELEASE

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